UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 6, 2016 (September 30, 2016)

Jones Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36006	80-0907968
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

807 Las Cimas Parkway, Suite 350 Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (512) 328-2953

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On September 30, 2016, Jones Energy, Inc. (the “Company”), in its capacity as the managing member of Jones Energy Holdings, LLC (“JEH LLC”), and the other members of JEH LLC entered into Amendment No. 1 (the “Amendment”) to Fourth Amended and Restated Limited Liability Company Agreement, dated as of August 26, 2016 (as amended by the Amendment, the “JEH LLC Agreement”).  The Amendment provides clarification regarding the Company’s ability, in its capacity as the managing member of JEH LLC, to cause JEH LLC to make certain distributions to the Company in respect of anticipated cash dividends payable on the Company’s 8.0% Series A Perpetual Convertible Preferred Stock and for general and administrative expenses.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)              Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Amendment No. 1 to Fourth Amended and Restated Limited Liability Company Agreement of Jones Energy Holdings, LLC, dated as of September 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES ENERGY, INC.

Date: October 6, 2016	By:	/s/ Robert J. Brooks
Robert J. Brooks
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

10.1	Amendment No. 1 to Fourth Amended and Restated Limited Liability Company Agreement of Jones Energy Holdings, LLC, dated as of September 30, 2016.